Exhibit 10.3 State Street Holdings Germany GmbH Brienner Straße 59 80333 München Telefon +49 (0) 89 55 87 8-100 Telefax +49 (0) 89 244 47 1-460 statestreet.com Geschäftsführer: Stefan Gmür, Jörg Ambrosius Sitz München, Registergericht München HRB 176695 Page 1 Variation to Role Based Allowance October 24, 2025 Dear Joerg: We refer to the letter from State Street Holdings Germany GmbH (SSHG) to you dated 5 May 2022, under which you were awarded a Role Based Allowance. In consideration of your entering into an employment agreement with our affiliate, State Street Bank & Trust Company to reflect the global impact of your role as President of Investment Services, SSHG has decided to modify the value of your Role Based Allowance from €2,500,000 gross per annum to €1,875,000 gross per annum, effective 1 January 2025. Your Role Based Allowance shall remain subject to the terms and conditions set out in the letter dated 5 May 2022 and the Appendix to that letter which shall apply without any further amendments. Please sign and return the enclosed copy of this letter to Jack Ivezaj which will indicate your acceptance of the provisions contained therein. If you have any questions regarding your Role Based Allowance, please contact Jack Ivezaj. Yours sincerely, /s/ Urs Felder Urs Felder For and on behalf of SSHG I hereby confirm that I have read, understood, and accepted this Role Based Allowance variation letter and agree to continued acceptance of the terms and conditions in the Appendix to the Role Based Allowance Letter dated 5 May 2022. Signed: /s/ Joerg Ambrosius Name: Joerg Ambrosius Date: October 29, 2025